Exhibit 4(d)

FIRST SUPPLEMENTAL INDENTURE, dated as of October 5, 2007, to the Indenture dated as of March 1, 2003 (as amended and supplemented to the date hereof, the “Indenture”), by and between Texas Competitive Electric Holdings Company LLC (formerly known as TXU Energy Company LLC), a Delaware limited liability company (the “Company”) and The Bank of New York, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture, and the Company has issued pursuant to the Indenture its 6.125% Senior Notes due 2008 (the “6.125% Notes”) and its 7.000% Senior Notes due 2013 (the “7.000% Notes”, and together with the 6.125% Notes, the “Notes”);

WHEREAS, Section 1202 of the Indenture provides that the Company and the Trustee may, with the consents of the holders of at least a majority in aggregate principal amount of the Securities (as defined in the Indenture) of all series Outstanding (as defined in the Indenture) under the Indenture, considered together as one class, enter into this Supplemental Indenture;

WHEREAS, the Notes are the only Securities Outstanding under the Indenture;

WHEREAS, the Company has offered to purchase for cash, among other securities, any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated September 25, 2007 (as the same may be amended or supplemented from time to time, the “Statement”), and in the related Consent and Letter of Transmittal (as the same may be amended or supplemented from time to time, and, together with the Statement, with respect to each series of Notes, the “Offer,” and with respect to all series of Notes, the “Offers”), from each Holder of such Notes;

WHEREAS, each of the Offers is conditioned upon, among other things, certain amendments to the Indenture, to the Officer’s Certificate dated March 11, 2003 relating to the Notes  (the “2003 Officer’s Certificate”) and to the Notes set forth in Article Two, Article Three, Article Four and Article Five of this Supplemental Indenture (the “Amendments”) having been approved by Holders of not less than a majority of the outstanding principal amount of the Notes, considered together as one class, and a supplemental indenture in respect thereof having been executed and delivered by the Company and the Trustee;

WHEREAS, the Company has received the consents from Holders of not less than a majority of the outstanding aggregate principal amount of the Notes, considered together as one class, to effect the Amendments;

WHEREAS, the Company has delivered to the Trustee an Officer’s Certificate (as defined in the Indenture) as well as an Opinion of Counsel (as defined in the Indenture) to the effect that the execution and delivery of this Supplemental Indenture by the Company is authorized or permitted under the Indenture and that all conditions precedent provided for in the Indenture to the execution and delivery of this Supplemental Indenture to be complied with by the Company have been complied with;

WHEREAS, the Company has been authorized by resolution to enter into this Supplemental Indenture;

WHEREAS, all other acts and proceedings required by law, by the Indenture and by the charter documents of the Company to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed; and

WHEREAS, the Company hereby requests that the Trustee execute and deliver this Supplemental Indenture;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company and the Trustee hereby agree as follows:

ARTICLE ONE
        SECTION 1.01.  Definitions

.

Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

ARTICLE TWO
        SECTION 2.01.  Amendments to Table of Contents

.

(a)           The Table of Contents of the Indenture is amended by deleting the titles to Sections 602, 605, 606 and 815 and inserting in lieu thereof the phrase “[intentionally omitted]”.

(b)           The Table of Contents of the Indenture is amended by deleting the title to Section 1002 and replacing it with the following: “REPORTS BY TRUSTEE”.

ARTICLE THREE
        SECTION 3.01.  Elimination of Certain Provisions in Article Six

.

(a)           Section 602 of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(b)           Section 605 of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(c)           Section 606 of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

        SECTION 3.02.  Elimination of Certain Provisions in Article Eight

.

(a)           Section 801 of the Indenture is amended by deleting the text of subsection (c) in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(b)           Section 815 of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

SECTION 3.03. Amendment and Elimination of Certain Provisions in Article Ten

.

(a)           Section 1002 of the Indenture is amended by deleting the final two sentences of the first paragraph and the entire second paragraph of the section.

(b)           Section 1002 of the Indenture is further amended by retitling such section as “Section 1002.  REPORTS BY TRUSTEE”.

SECTION 3.04. Amendment and Elimination of Certain Provisions in Article Eleven

.

Section 1101 of the Indenture is amended by deleting subsections (b) and (c) and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE FOUR
SECTION 4.01. Amendment of Certain Provisions in the 2003 Officer’s Certificate

.

The 2003 Officer’s Certificate is amended by deleting Section 12, Section 13, Section 14, Section 15, Section 16 and Section 17 in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE FIVE
SECTION 5.01. Amendment of Certain Provisions in the Notes

.

The Notes are amended by inserting the following text on the reverse of the Note:

“Notwithstanding anything to the contrary contained herein, the terms of the Indenture, the related Officer’s Certificate and this Security have been amended and the following provisions of the Indenture and the related Officer’s Certificate, and the corresponding provisions of this Security, are no longer applicable to this Security:  Section 602, Section 605, Section 606, subsection (c) of Section 801, Section 815 and subsection (b) and (c) of Section 1101; and Sections 12, 13, 14, 15, 16 and 17 of the Officer’s Certificate.  In addition, Section 1002 of the Indenture has been amended.”

ARTICLE SIX
SECTION 6.01. Effectiveness of Amendments

.

This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto. The Amendments set forth in Articles Two through Five hereof will only become operative immediately prior to the acceptance for payment of Notes validly tendered and not withdrawn at or prior to the Consent Payment Deadline (as defined in the Statement) pursuant to the Offer therefor.

SECTION 6.02. Continuing Effect of Indenture

.

Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture, the Notes and the 2003 Officer’s Certificate shall remain in full force and effect.

SECTION 6.03. Construction of Supplemental Indenture

.

This Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture.  THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

SECTION 6.04. Trust Indenture Act Controls

.

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture that is required to be included by the Trust Indenture Act of 1939 as in force at the date as of which this Supplemental Indenture is executed, the provision required by said Act shall control.

SECTION 6.05. Trustee Disclaimer

.

The recitals and statements contained in this Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.  All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Supplemental Indenture.

SECTION 6.06. Counterparts

.

This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 6.07. Supplemental Indenture Forms Part of Indenture

.

This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part of the Indenture for all purposes.  The Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed.

SECTION 6.08. Headings

.

The section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 6.09. Severability

.

In case any provision in this Supplemental Indenture, the 2003 Officer’s Certificate or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC
By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee
By:
Name:
Title: